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                                                                    Exhibit 10.6

                                GTECH CORPORATION
                          Executive Perquisite Program

Benefit costs as a percent of payroll are significantly reduced at higher salary levels. This reflects caps on such benefits as Social Security, long-term disability, 401(k) programs, etc., and the flat costs of such coverage as medical and dental insurance. In an effort to provide equal levels of benefits to executives, despite these caps, GTECH is instituting the following Executive Perquisite Program (E.P.P.). This program is available to all officers of the Corporation (Vice President and above).

The E.P.P. will provide each covered executive with a pre-established dollar amount with which he/she may select perquisites that best suit his/her needs in this area.

This program will be administered by the Director Human Resources Administration to ensure proper handling and financial reporting. Monies spent through the E.P.P. will be added to the executives' W-2 at year end and that amount will be grossed-up to alleviate any tax liability on the part of the executive. Therefore, it is imperative that all reporting be extremely accurate.

The maximum amount available to an executive per calendar year will be $27,500. Normally, if an executive becomes eligible for participation in the E.P.P. during the plan year, the $27,500 maximum will be pro-rated for the number of months of participation. The Chairman of the Board, the Vice Chairman or the Chief Operating Officer may elect to waive the pro-rata. share during the first year of eligibility.

The available E.P.P. funds may be spent on any combination of perquisites as deemed appropriate by the executive. Also, the executive may wish to spend the entire amount available on one particular item. Any funds not spent by the end of the calendar year will be forfeited.

The Board of Director may elect to adjust the maximum amount available per calendar year and add to the selection list of perquisites.
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                                                                    Exhibit 10.6

PERK ACCOUNT PROCEDURE

In order to be reimbursed for perquisite expenses, the executive must submit proof of payment (copy of a canceled check, credit card receipt, etc.) with the request for reimbursement. If the executive prefers to have the vendor paid directly, the invoice should be forwarded with the request to Human Resources. The perquisite accounts will be monitored by Human Resources. All monies spent through this program will be added to the executive's W-2 at year end and the amount will be grossed-up to alleviate any personal tax liability.

The following is a list of perquisites choices for this calendar year. Available funds may be spent on one item or on a combination of items.

INSURANCE
Disability Insurance
Life Insurance
Umbrella Personal Liability Insurance
Dependent/Spouse Life Insurance
Long Term Nursing Care Insurance
Split Dollar Life Insurance
Burial/Cemetery Insurance
Joint and Survivor Insurance

FINANCIAL
Financial Counseling
Interest on Company Loan
Individual Retirement Account

EDUCATION
Dependent Tuition
Matching Contributions to Educational Institutions
Unmatched Donations to Educational Institutions
Contribution for Uniform Gifts to Minors Act

HEALTH/FITNESS
Country/Athletic Club Initiation Fees
Country/Athletic/Health Club Dues
Vision and Hearing Care
Orthodontia
Quit Smoking Clinics
Home Health Fitness Equipment
Personal Trainer/Dietitian
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                                                                    Exhibit 10.6

RECREATION
Concert, Ballet, Theater Subscriptions
Professional Sporting Event Tickets/Subscriptions
Yacht Club Dues and Fees

FAMILY CARE
Child Care Expenses (in non-GTECH facility)
Elder Care Expenses (in non-GTECH facility)
Senior Care

OTHER
Legal Counseling
First Class Air Travel/Spousal Travel
Leased Automobile
Security Device for Home
Charitable Contributions
Home Computer System
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                                                                    Exhibit 10.6

                   EXECUTIVE PERQUISITES PROGRAM PARTICIPANTS


William Y. O'Connor
Steven P. Nowick
David J. Calabro
Stephen A. Davidson
Jean-Pierre Desbiens
Jaymin B. Patel
Donald L. Stanford
Donald R. Sweitzer
Jean-Marc Lafaille
William F. Middlebrook
Vino C. Mody
Cynthia A. Nebergall
William M. Pieri
Robert John Plourde
Fred Reis